UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2004

US Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26190	84-1213501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16825 Northchase Drive, Suite 1300

Houston, Texas 77060

(Address of principal executive offices including zip code)

(832) 601-8766

(Registrant’s telephone number, including area code)

ITEM 5. Other Events

On July 22, 2004, US Oncology, Inc. issued a press release announcing its proposed offering under Rule 144A and Regulation S of up to $200.0 million principal amount of senior notes due 2012 and up to $375.0 million principal amount of senior subordinated notes due 2014. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 99.1     Press Release dated July 22, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2004	By:	/s/ Phillip H. Watts
Phillip H. Watts
Vice President—General Counsel